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                                                                    EXHIBIT 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of


Seagull Energy Corporation:



We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Seagull Energy Corporation of our report dated August 15, 1996, relating to the consolidated financial statements of Esso Suez Inc., which appears in Form 8-K of Seagull Energy Corporation dated August 28, 1996. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.



                                            /s/  PRICE WATERHOUSE


                                                 Price Waterhouse


                                                 Cairo, Egypt



August 28, 1996